UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2010

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Ghost Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-31705	91-2007477
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd., Suite 403
Aventura, Florida 33180
(Address of Principal Executive Office) (Zip Code)

(786) 923-5954
 (Registrant’s telephone number, including area code)

I.A. Europe Group, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 1.02  Termination of a Material Definitive Agreement

As previously reported on Form 8-K, on March 17, 2010, Mr. Lavati Giovanni loaned the company $300,000, with such loan payable upon demand.  On March 25, 2010, this loan was converted into 300,000 shares of Ghost Technology, Inc. at a price of $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ Gianfranco Gracchi
Gianfranco Gracchi Chief Executive Officer

Date:  March 30, 2010